                   RESTATED CERTIFICATE OF DESIGNATION OF RIGHTS,
                              PREFERENCES & PRIVILEGES
                                        OF
                             SERIES A PREFERRED STOCK
                                        OF
                                   HELISYS, INC.,
                               a Delaware corporation
 Pursuant to Section 151 of the General Corporation Law of the State of Delaware
                                 _________________


     HELISYS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies, pursuant to the authority contained in the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware that the following resolution has been duly adopted by the Board of Directors of the Corporation amending a series of its Preferred Stock designated as Series A Preferred Stock and deleting a series of its Preferred Stock designated as Series A Preferred Stock:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board") by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the 5,000,000 shares of Preferred Stock, par value $0.001 per share, of the Corporation authorized in
Article 4 of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock of the Corporation consisting of 144,000 shares, which shall be designated Series A Convertible Preferred Stock (the "Series A Stock" or the "Preferred Stock"). The series of the Preferred Stock of the Corporation designated as Series A Convertible Preferred Stock (the "Series A Stock") but never issued is hereby deleted. The Preferred Stock shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions:

          RIGHTS, PREFERENCES AND PRIVILEGES OF PREFERRED STOCK.

     The following is a statement of the designations, powers, privileges, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions relating to the Preferred
Stock:

                                  SECTION 1

                                 DESIGNATION

     The initial series of Preferred Stock shall be designated and known as "Series A Preferred Stock." The number of authorized shares constituting such series shall be 144,000.


                                  SECTION 2

                             LIQUIDATION RIGHTS

     (a) LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, each holder of shares of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and any other series of preferred stock which is junior to the Series A Preferred Stock, by reason of his, her or its ownership thereof, an amount per share of the Series A Preferred Stock equal to $6.25 (plus any dividends which, pursuant to Section 6 hereof, have accrued but remain unpaid at such time). After the payment to such holders of such preferential amount, any remaining assets shall be distributed to the holders of Common Stock on the basis of the number of shares of Common Stock held by each of them.

     (b) PRO RATA DISTRIBUTION. If the assets or surplus funds to be distributed to the holders of (i) the Series A Preferred Stock under Section 2(a) and (ii) the holders of any other series of Preferred Stock ranking on a parity with the Series A Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among (i) the holders of the Series A Preferred Stock (to the extent provided in Section 2(a) hereof) and (ii) the holders of such other series of Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

     (c) SERIES A PREFERRED STOCK PRIORITY. All of the preferential amounts to be paid to the holders of (i) the Series A Preferred Stock under this
Section 2 and (ii) the holders of any other series of Preferred Stock ranking on a parity with the Series A Preferred Stock shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock and any other series of Preferred Stock which is junior to the Series A Preferred Stock in connection with such liquidation, dissolution or winding up.

     (d) CONSOLIDATION, MERGER, SALE OF ASSETS. A consolidation or merger of the Corporation with or into another corporation, or a conveyance of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of Section 2(a) unless, upon consummation of such consolidation or merger or sale of assets, the holders of voting securities of the Corporation own directly or indirectly more than fifty percent (50%) of the voting power to elect directors of the consolidated or surviving or acquiring corporation, PROVIDED, HOWEVER, that each holder of Series A Preferred Stock shall have the right to elect the benefits of the provisions of Section 3(d)(vii) hereof in lieu of receiving payment in such liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.


                                   SECTION 3

                                   CONVERSION

     The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.25 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. If more than one share of the Series A Preferred Stock shall be surrendered for conversion at the same time by the same holder of record, the number of full shares that shall be issuable upon the conversion thereof shall be computed on the basis of the total number of shares of the Series A Preferred Stock so surrendered.
 Each share of Series A Preferred Stock shall be so convertible at any time after the date of issuance of such share. The price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall initially be $0.25 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

     (b)  RESERVED.

     (c) MECHANICS OF CONVERSION. Each party who holds of record Series A Preferred Stock at the time of any conversion shall be entitled to any dividends which, pursuant to Section 6 hereof, have accrued but remain unpaid at such time. Such dividends shall be paid to all such holders within thirty
(30) days of the conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A

Preferred Stock, and shall give written notice to the Corporation at such office that he, she or it elects to convert the same. A holder surrendering his, her or its certificate or certificates shall notify the Corporation of his, her or its name or the name or names of his, her or its nominees in which he, she or it wishes the certificate or certificates for shares of Common Stock to be issued. If the person or persons in whose name any certificate for shares of Common Stock issuable upon such conversion shall be other than the registered holder or holders of the Series A Preferred Stock being converted, the Corporation's obligation under this Section 3(c) shall be subject to the payment and satisfaction by such registered holder or holders of any and all transfer taxes in connection with the conversion and issuance of such Common Stock. The Corporation shall, as soon as practicable thereafter (and, in any event, within ten (10) days of such surrender), issue and deliver at such office to such holder of Series A Preferred Stock, or to his, her or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he, she or it shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the party or parties entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (d)  ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES:

         (i) SPECIAL DEFINITIONS. For purposes of this Section 3(d), the following definitions shall apply:

                  (1) "OPTION" shall mean options, warrants or other rights to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                  (2) "ORIGINAL ISSUE DATE" shall mean the first date on which a share of Series A Preferred Stock shall have been issued.

                  (3) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common Stock and Series A Preferred Stock) of capital stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                  (4) "ADDITIONAL SHARES OF COMMON STOCK" shall mean any or all shares of Common Stock issued (or, pursuant to Section 3(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

         (A)           upon conversion of shares of Series A Preferred Stock; or

         (B) to employees, officers or directors of, or consultants to, the Corporation pursuant to the Company's Employee Stock Purchase Plan or the Company's Stock Incentive Plan, in each case as existing on the date of the adoption of this Restated Certificate of Designation; or

         (C) to financial institutions in connection with borrowing or lease financing arrangements of the Company, provided that at least eighty percent (80%) of the entire Board of Directors approves thereof.

     (ii)  NO ADJUSTMENT OF CONVERSION PRICE.  Subject to the provisions of
Section 3(d)(iii)(2) and Section 3(d)(vi) below, no adjustment in the number of shares of Common Stock into which any series of the Series A Preferred Stock is convertible shall be made, by adjustment in the Conversion Price of the Series A Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

     (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON
STOCK.

                  (1) OPTIONS AND CONVERTIBLE SECURITIES. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

     (A)               no further adjustment in the Conversion Price shall be
                  made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

     (B)               if such Options or Convertible Securities by their terms
                  provide, with the passage of time, pursuant to any provisions designed to protect against dilution, or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

     (C)               upon the expiration of any such Options or any rights of
                  conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if such Options or Convertible Securities, as the case may be, were never issued;

     (D)               no readjustment pursuant to clause (B) or (C) above shall
                  have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original date on which an adjustment was made pursuant to this Section 3(d)(iii)(l), or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between such original adjustment date and the date on which a readjustment is made pursuant to clause (B) or
                  (C) above;

     (E)               in the case of any Options which expire by their terms
                  not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause
                  (C) above; and

     (F)               if such record date shall have been fixed and such
                  Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 3(d)(iii) as of the actual date of their issuance.

                  (2) STOCK DIVIDENDS, STOCK DISTRIBUTIONS AND SUBDIVISIONS. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series A Preferred Stock shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

     (A)               in the case of any such dividend or distribution,
                  immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

     (B)               in the case of any such subdivision, at the close of
                  business on the date immediately prior to the date upon which such corporate action becomes effective.

                       If such record date shall have been fixed and such
                  dividend shall not have been fully paid on the date fixed for the payment thereof, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 3(d)(iii) as of the time of actual payment of such dividend.

     (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)(1), but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)(2), which event is dealt with in Section 3(d)(vi) hereof) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then such Conversion Price shall be reduced, concurrently with such issue, to the price determined by dividing
(i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale and the number of shares of Common Stock issuable upon conversion of all Series A Preferred Stock and any Convertible Securities multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale and the number of shares of Common Stock issuable upon conversion of all Series A Preferred Stock and any Convertible Securities.

     (v) DETERMINATION OF CONSIDERATION. For purposes of this Section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (1)  CASH AND PROPERTY:  Such consideration shall:

     (A)               insofar as it consists of cash, be the aggregate amount
                  of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

     (B)               insofar as it consists of property other than cash, be
                  computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

     (C)               in the event Additional Shares of Common Stock are issued
                  together with other shares of securities or other assets of the Corporation for a single undivided consideration, be the proportion of such consideration so received allocable to such Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                  (2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d)(iii)(l) shall be determined by dividing

                  (x)        the total amount, if any, received or receivable by
                       the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                  (y)        the maximum number of shares of Common Stock (as
                       set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (vi) ADJUSTMENT FOR STOCK DIVIDENDS, STOCK DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK.

          (1) STOCK DIVIDENDS, STOCK DISTRIBUTIONS OR SUBDIVISIONS. In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 3(d)(iii)(2) in a stock dividend, other stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased to adjust equitably for such dividend, distribution or subdivision.

          (2) COMBINATIONS OR CONSOLIDATIONS. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased to adjust equitably for such combination or consolidation.

     (vii) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, or any proposed reorganization or reclassification of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section 3), each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger, conveyance, reorganization or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holder of the Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder is entitled to receive.

     Upon the occurrence of a consolidation or merger of the Corporation with or into another corporation, or the conveyance of all or substantially all of the assets of the Corporation to another corporation (unless upon consummation thereof the holders of voting securities of the Corporation own directly or indirectly more than fifty percent (50%) of the voting power to elect directors of the consolidated or surviving or acquiring corporation), each holder of Series A Preferred Stock shall have the option of electing treatment of its shares of Series A
Preferred Stock under this Section 3(d)(vii) in lieu of Section 2(d) hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) business days before the effective date of such event; provided, however, that such notice of election shall not be required to be submitted less than ten (10) business days after each holder of Series A Preferred Stock is given notice of such transaction in writing.

     (e) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

     (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) all such adjustments and readjustments theretofore made, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of Series A Preferred Stock.

     (g) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is in the same amount per share as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (l0) days prior to the date thereof, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     (h) COMMON STOCK RESERVED. The Corporation shall reserve and at all times keep available out of its authorized but unissued Common Stock, free from preemptive or other preferential rights, restrictions, reservations, dedications, allocations, options, other warrants and other rights under any stock option, conversion option or similar agreement, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A Preferred Stock.

     (i) NO REISSUANCE OF SERIES A PREFERRED STOCK. Shares of Series A Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

     (j) ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

     (k) CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

     (l) DEFINITION OF COMMON STOCK. As used in this Section 3, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.001 per share, as constituted on the date of filing of this Restated Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this Restated Certificate of Incorporation.

     (m) CONVERSION TO DEBT INSTRUMENT. In addition to the conversion provisions set forth in this Section 3, the holders of the Series A Preferred Stock who are parties to the Purchase Agreement shall have the right to convert their shares of Series A Preferred Stock into convertible promissory notes under the terms and as set forth in Section 7.17 of the Purchase Agreement.

                                     SECTION 4

                                     REDEMPTION

     The shares of Series A Preferred Stock are not redeemable.


                                      SECTION 5

                                    VOTING RIGHTS

     (a) NUMBER OF VOTES. Except as otherwise required by law and the provisions of this Section 5, the holders of Series A Preferred Stock and the holders of the Common Stock shall be entitled to notice of any shareholders' meeting and to vote together as a single class of capital stock upon any matter submitted to a shareholder for a vote, on the following basis:

          (i)  Holders of Common Stock shall have one vote per share; and

          (ii) Holders of Series A Preferred Stock shall have that number of votes per share as is equal to:

               (A) if the Average Market Price (as defined in Section 5(e) below) of the Common Stock is $2.00 per share or greater, the number of shares of Common Stock into which each such share of Series A Preferred Stock held by such holder is convertible at the time of such vote;

               (B) if the Average Market Price (as defined in Section 5(e) below) of the Common Stock is less than $2.00 per share but greater than or equal to $1.00 per share, the number of shares of Common Stock into which each such share of Series A Preferred Stock held by such holder is convertible at the time of such vote multiplied by 2.5; or

               (C) if the Average Market Price (as defined in Section 5(e) below) of the Common Stock is less than $1.00 per share, the number of shares of Common Stock into which each such share of Series A Preferred Stock held by such holder is convertible at the time of such vote multiplied by 5.

     (b) ELECTION OF DIRECTORS. The Board of Directors shall consist of five (5) members, which number shall not be increased above seven (7) without the approval or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock. Except as otherwise required by law, the holders of Series A Preferred Stock and the holders of Common Stock shall be entitled to vote upon the election of directors on the following basis: (A) the holders of Common Stock then issued and outstanding, voting separately as a class, shall, by majority vote, elect three (3) members of the Board of Directors, and (B) the holders of Series A Preferred Stock then issued and outstanding, voting separately as a class, shall, by majority vote, elect one (1) member of the Board of Directors, subject to the provisions of the Shareholders' Agreement. If less than 240,000 shares of Series A Preferred Stock have been issued by the Corporation, the holders of the Common Stock then issued and outstanding voting as a class, shall, by majority vote, elect one (1) additional member of the Board of Directors. If 240,000 or more shares of Series A Preferred Stock have been issued by the Corporation, the holders of the Series A Preferred Stock then issued and outstanding, voting separately as a class, shall, by majority vote, elect one (1) additional member of the Board of Directors, subject to the provisions of the Shareholder's Agreement.

     (c) QUORUMS. Except as otherwise required by law, the following shall constitute quorums at meetings of shareholders:

          (i) The presence in person, by teleconference or by proxy of the holders of shares constituting a majority of the votes entitled to vote thereat, calculated in accordance with Section 5(a) hereof, shall constitute a quorum for the purpose of transaction of business at all meetings of shareholders, except with respect to election of directors under Section 5(b) hereof.

          (ii) For the purpose of electing directors under Section 5(b) hereof,
     (A) the presence in person, by teleconference or by proxy of the holders of a majority of the shares of Series A Preferred Stock entitled to vote thereat shall constitute a quorum for the purpose of electing that number of directors of the Board of Directors which such shareholders are entitled to elect pursuant to Section 5(b) hereof; and (B) the presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote thereat shall constitute a quorum for the purpose of electing that number of directors of the Board of Directors which such shareholders are entitled to elect pursuant to Section 5(b) hereof.

     (d)  RESERVED.

     (e) AVERAGE MARKET PRICE. For the purpose of any computation pursuant to this Restated Certificate of Designation, the Average Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 90 consecutive business days ending no more than 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 90 business day period). The closing price for each day shall be the last reported bid price regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported bid price, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day, or if, on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the last reported bid price on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this Section 5(e) are available for the period required hereunder, the Average Market Price shall be mutually determined in good faith by agreement of the Board of Directors of the Company and the majority in interest of the Series A Preferred Stock or, if such determination cannot be made, by a nationally recognized independent investment banking firm agreed upon by the Board of Directors of the Company and a majority in interest of the Series A Preferred Stock (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

                                     SECTION 6

                                  DIVIDEND RIGHTS

     If any cash dividends or other distributions (other than dividends in Additional Shares of Common Stock) are declared by the Board of Directors to be paid on the Common Stock as a class, then a dividend shall be paid at the same time to the holders of the outstanding shares of Series A Preferred Stock at a rate per share equal to the product of (x) such dividend or other distribution on each share of Common Stock times (y) the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible.

     No dividend or other distribution shall be paid on or declared or set apart for payment on any shares of the Common Stock of the Corporation or any shares of the Common Stock of the Corporation or any shares of any other class or series or issue of Preferred Stock as long as any dividends payable on the Series A Preferred Stock are in arrears.

     The term "distribution" as used in this Section 6 and in Section 7 hereof shall include the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of Common Stock), or the purchase or redemption of shares of the Corporation (other than from employees of the Corporation upon termination of employment or pursuant to the Corporation's rights of first refusal, in each case upon approval of the Board of Directors), for cash or property, including such transfer, purchase or redemption by a subsidiary of the Corporation. The time of any distribution by way of dividends shall be the date of declaration thereof, and the time of any distribution by purchase or redemption of shares shall be the date on which cash or property is transferred by the Corporation, whether or not pursuant to a contract of an earlier date; PROVIDED that where a debt security is issued in exchange for shares, the time of the distribution is the date when the Corporation acquires the shares for such exchange.


                                     SECTION 7

                                     COVENANTS

     Without limiting the rights of the holders of the Series A Preferred Stock to vote as a class, as required by law, so long any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of not less than a majority of such outstanding shares of Series A Preferred Stock:

     (a) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws;

     (b) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock, or otherwise effect a capital reorganization of either the Corporation or any subsidiary of the Corporation;

     (c) apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock, except from employees of the Corporation upon termination of employment or pursuant to the Corporation's rights of first refusal;

     (d) consolidate or merge the Corporation or any subsidiary of the Corporation into or with, or acquire or cause any subsidiary of the Corporation to acquire the stock or all or substantially all the assets of, any other corporation, partnership or other entity;

     (e) sell, lease, convey, encumber or otherwise dispose of all or substantially all of the property or business of the Corporation or any subsidiary of the Corporation;

     (f) create, authorize or issue, directly or indirectly, any Additional Shares of Common Stock or Convertible Security, having any preference or priority as to dividends or assets to or on a parity with any such preference or priority of the Series A Preferred Stock; or

     (g) pay, set aside for payment or declare any dividend or other distribution (as defined in Section 6 hereof) on any share of Common Stock or any shares of any other class or series or issue of Preferred Stock unless all dividends accumulated on the Series A Preferred Stock shall have been either paid in full or funds set aside for the payment thereof.

     Notwithstanding the foregoing, nothing herein shall require the Corporation to obtain the consent of the Holders of Series A Preferred Stock to issue up to 96,000 shares of a new class of Preferred Stock at the sale price of not less than $6.25 per share, which new class of Preferred Stock shall be identical in all respects to the Series A Preferred Stock and pari passu therewith in all respects, except that each share of such new class of Preferred Stock shall be convertible into Common Stock based upon an initial Conversion Price of $.50 per share of Common Stock. The number of shares of such new class of Preferred Stock issued shall be included in the calculation of the total number of shares of Series A Preferred Stock issued for purposes of determining the number of Directors to be elected by the holders of the Series A Preferred Stock (together with the holders of such new class of Preferred Stock, once issued) in accordance with Section 5(b). The Holders of the Series A Preferred Stock shall have preemptive rights to purchase such new class of Preferred Stock in the proportion that the number of shares of Series A Preferred Stock of any such Holder bears to the total number of shares of Series A Preferred Stock issued and outstanding at the time such new class of Preferred Stock is offered for sale by the Corporation.

                                     SECTION 8

                       STOCK DIVIDENDS, STOCK DISTRIBUTIONS,
                   SUBDIVISIONS, COMBINATIONS AND CONSOLIDATIONS

     In the event the Corporation shall issue additional shares of Series A Preferred Stock in a stock dividend, other stock distribution or subdivision, or in the event the outstanding shares of Series A Preferred Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Series A Preferred Stock, (i) the amounts set forth in Section 2(a) hereof, (ii) the Redemption Price set forth in Section 4 hereof, and (iii) the Dividend Rate set forth in Section 6 hereof, in each case in effect immediately prior to such event shall, concurrently therewith, be proportionately decreased (in the case of a stock dividend, other stock distribution or subdivision) or increased (in the case of a combination or consolidation) in each such case to adjust equitably therefor.


                                     SECTION 9

                                  RESIDUAL RIGHTS

     All rights accruing to the outstanding shares of capital stock of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

          IN WITNESS WHEREOF, Helisys, Inc. has caused this Restated Certificate of Designation of Rights, Preferences & Privileges of Series A Preferred Stock to be duly executed by its President and attested to by its Secretary as of this 10th day of September, 1998.

                                      HELISYS, INC.


                                      By:  /s/ GARY S. MOSKOVITZ
                                          --------------------------------
                                          Name:  Gary S. Moskovitz
                                          Its President


ATTEST:


By:  /s/ DAVID OKAZAKI
   -------------------------
Name:  David Okazaki
Its Secretary

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